Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On February 10, 2025, Columbus McKinnon Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company will acquire all of the issued and outstanding equity of Kito Crosby Limited (“Kito Crosby”) (such acquisition being the “Kito Crosby Acquisition”), with Kito Crosby continuing as a wholly owned subsidiary of the Company following closing. The Kito Crosby Acquisition is expected to close in the first quarter of calendar year 2026 (subject to satisfaction of closing conditions).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 gives effect to the Kito Crosby Acquisition, the financing arrangements related thereto and the Divestiture (as defined below) (see “—Description of the Financing” and “—Description of the Divestiture” below for further details) as if those transactions (collectively, the “Transactions”) had been completed on September 30, 2025 and combines the historical unaudited condensed consolidated balance sheet of the Company as of September 30, 2025 with Kito Crosby’s historical unaudited condensed consolidated balance sheet as of September 30, 2025.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 and twelve months ended March 31, 2025 give effect to the Transactions as if they had occurred on April 1, 2024, the first day of the Company’s fiscal year 2025. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 combines the Company’s historical unaudited condensed consolidated statement of operations for the six months ended September 30, 2025 with Kito Crosby’s historical unaudited condensed consolidated combined statement of operations for the six months ended September 30, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business (as defined below) from the Company’s results. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 combines the historical audited consolidated statement of operations of the Company for the fiscal year ended March 31, 2025 with Kito Crosby’s historical unaudited consolidated combined statement of operations for the twelve months ended March 31, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results. Refer to Note 1 - Basis of Presentation for more information regarding the differing fiscal year ends.

The historical financial statements of the Company and Kito Crosby have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Transactions in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain reclassifications have also been made to conform the historical financial statement presentation of Kito Crosby to that of the Company. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate audited financial statements of the Company as of and for the fiscal year ended March 31, 2025 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025;

•

the separate unaudited financial statements of the Company as of and for the six months ended September 30, 2025 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the six months ended September 30, 2025;

•	the separate audited consolidated financial statements of Kito Crosby as of and for the fiscal year ended December 31, 2024 and the related notes; and

•	the separate unaudited condensed consolidated financial statements of Kito Crosby as of and for the nine months ended September 30, 2025 and September 30, 2024, and the related notes.

In addition, the unaudited pro forma condensed combined financial information should be read in conjunction with the sections herein entitled “Capitalization,” “Use of proceeds,” “Management’s discussion and analysis of financial condition and results of operations of Columbus McKinnon” and “Management’s discussion and analysis of financial condition and results of operations of Kito Crosby.” Several factors could cause actual results to differ materially from those presented in the unaudited pro forma condensed combined financial statements, some of which are discussed in the sections entitled “Cautionary note regarding forward-looking statements” and “Risk factors” included elsewhere in this offering memorandum.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions related thereto had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Company following the closing of the Transactions. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Differences between these preliminary estimates and the final accounting for the Transactions may arise and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position following the closing of the Transactions. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

Description of the Kito Crosby Acquisition

The Company entered into the Stock Purchase Agreement to acquire all of the issued and outstanding equity of Kito Crosby from its existing equity holders for aggregate cash consideration of $2.7 billion on a cash-free, debt-free basis, subject to customary adjustments and transaction-related payments.

The Kito Crosby Acquisition will be funded through a combination of proceeds from new debt facilities and proceeds from the issuance of Series A Cumulative Convertible Participating Preferred Shares, par value $1.00 per share (the “Preferred Shares”). In connection with the Kito Crosby Acquisition, the Company is also expected to repay all outstanding indebtedness of Kito Crosby, as set forth in the applicable payout letters, and Kito Crosby will settle all outstanding in-the-money employee stock options. No Kito Crosby equity awards are expected to convert into Company equity awards or shares of the Company’s common stock or be assumed as part of the Company’s compensation program following the closing of the Kito Crosby Acquisition.

Description of the Financing

The Company expects to enter into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, and a syndicate of lenders pursuant to a debt commitment letter dated February 10, 2025. The credit agreement is expected to provide for senior secured financing consisting of (i) a senior secured term loan B facility in an aggregate principal amount of $1.650 billion (the “Term Loan B Facility”), (ii) a senior secured revolving credit facility in an aggregate principal amount of $500.0 million (the “Revolving Credit Facility”), and (iii) a bridge loan facility in an aggregate principal amount of $1.225 billion (the “Bridge Facility”). The Term Loan B Facility is expected to be fully drawn at the closing of the Kito Crosby Acquisition and will mature on the date that is seven years after the Kito Crosby Acquisition closing date. The Revolving Credit Facility will mature on the date that is five years from the Kito Crosby Acquisition closing date. No more than $75.0 million of the Revolving Credit Facility may be drawn upon on the Kito Crosby Acquisition closing date to fund fees and expenses in connection with the Kito Crosby Acquisition, to finance capital expenditures and for other general corporate purposes, plus such additional amounts for certain purposes, for ordinary course working capital purposes and to fund any purchase price adjustments in accordance with the terms of the Stock Purchase Agreement. The Company does not intend to draw on the Bridge Facility, as it intends to incur permanent financing in the form of high-yield notes in the aggregate principal amount of $900.0 million (the “High-Yield Notes”) as described below and offered pursuant to this offering memorandum.

Proceeds from the High-Yield Notes are expected to be used, together with proceeds from the sale of the Preferred Shares, the Revolving Credit Facility and the Term Loan B Facility to finance the Kito Crosby Acquisition (including the repayment of Kito Crosby’s existing debt), to refinance the Company’s existing senior credit facilities and to pay any related fees and expenses. For additional information, see the section entitled “Use of proceeds” included elsewhere in this offering memorandum.

Upon consummation of the Kito Crosby Acquisition, the High-Yield Notes will be guaranteed on a senior secured basis by each of the domestic subsidiaries of the Company (including domestic subsidiaries of Kito Crosby acquired in the Kito Crosby Acquisition) that guarantee the Term Loan B Facility and the Revolving Credit Facility or certain capital markets debt, and secured by substantially all assets of the Company and the guarantors, subject to customary exceptions. The Revolving Credit Facility will also be guaranteed by certain non-U.S. subsidiaries of the Company. The Revolving Credit Facility is expected to be available for working capital needs and general corporate purposes.

In connection with the Kito Crosby Acquisition, the Company also entered into an investment agreement with, among other parties, CD&R XII Keystone Holdings, L.P. (together with its affiliated funds, the “CD&R Investors”), pursuant to which the CD&R Investors will purchase 800,000 Preferred Shares for an aggregate purchase price of $800.0 million. The Preferred Shares accrue dividends at a rate of 7.00% per annum, compounded quarterly, payable in cash or in-kind, and are convertible into common shares of the Company at an initial conversion price of $37.68 per share, subject to customary anti-dilution adjustments.

For additional information on the financing transactions in connection with the Kito Crosby Acquisition, see the section entitled “Summary—Recent developments” included elsewhere in this offering memorandum.

Description of the Divestiture

On January 13, 2026, the Company entered into an equity purchase agreement with Star Hoist Intermediate, LLC (“Star Hoist”) for the sale of its U.S. power chain hoist and chain manufacturing operations based out of its Damascus, Virginia and Lexington, Tennessee facilities and certain other assets (collectively, the “Divestiture Business” and such divestiture transaction being the “Divestiture”). The Company expects to close the Divestiture following the closing of the Kito Crosby Acquisition in the first quarter of calendar year 2026. Upon completion of the Divestiture, Star Hoist will pay the Company cash consideration of approximately $210.0 million, subject to certain customary adjustments. The Company expects to use the equivalent of all of the proceeds from the Divestiture, net of tax effects and transaction-related costs, to repay a portion of the Term Loan B Facility, including all accrued interest through such date. See “Summary—The Divestiture.”

The closing of the Divestiture is subject to fulfillment of customary closing conditions, including clearance by the Antitrust Division of the U.S. Department of Justice (the “Antitrust division”). In connection with the Divestiture, the Company will temporarily provide certain technology, accounting, supply chain and other support services to Star Hoist as part of a transition services agreement (“TSA”). The Company expects to incur costs to support the TSA, which are expected to be charged to and reimbursed by Star Hoist. No activities associated with the TSA are reflected within the pro forma financial information as they are either not material or not determinable at this time. The Company does not expect the net activities related to the TSA to have a material effect on its financial position or results of operations.

Accounting for the Kito Crosby Acquisition

The Kito Crosby Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate Kito Crosby Acquisition consideration will be allocated to Kito Crosby’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Kito Crosby Acquisition. The process of valuing the net assets of Kito Crosby immediately prior to the Kito Crosby Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate Kito Crosby Acquisition consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1—Basis of Presentation for more information.

Generally, unless indicated otherwise, financial data included in the unaudited condensed combined financial information is presented in thousands of U.S. Dollars and has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.

Accounting for the Divestiture

The Divestiture will be accounted for as a deconsolidation in accordance with ASC Topic 810, Consolidation. On the closing date of the Divestiture, the Company will derecognize the assets and liabilities of the Divestiture Business and recognize in earnings a gain or loss equal to the consideration received from the Divestiture less the carrying amount of net assets disposed.

It is expected that the Divestiture will not meet the criteria to be classified as a discontinued operation under ASC Topic 205, Presentation of Financial Statements, because the disposal does not represent a strategic shift that has or is expected to have a major effect on the Company’s operations or financial results. Accordingly, the historical results of the Divestiture Business are presented within continuing operations.

For purposes of the unaudited pro forma condensed combined financial information, the Company has reflected the $210.0 million of gross proceeds received from the Divestiture. The unaudited pro forma condensed combined financial information removes historical assets, liabilities, and results of the Divestiture perimeter and reflects the expected use of the equivalent of all of the proceeds from the Divestiture, net of tax effects and transaction-related costs, to repay a portion of the Term Loan B Facility along with all accrued interest through such date. The ultimate accounting for the Divestiture will depend on closing date balances and may differ materially from the pro forma assumptions. Refer to Note 6 – Divestiture Adjustments for more information

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025 ($ in 000’s)

	Columbus McKinnon Corporation (Historical)	Kito Crosby as reclassified (Note 2)	Kito Crosby Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Columbus McKinnon Corporation Adjusted for Kito Crosby Acquisition	Divestiture Adjustments	Note 6	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$28,039	$177,300	$(2,930,515)	(a)	$2,811,180	(a)	$86,004	$—	(a)	$86,004
Trade accounts receivable, less allowance for doubtful accounts	179,267	191,000	—		—		370,267	(11,228)	(b)	359,039
Inventories	217,337	366,600	77,794	(b)	—		661,731	(21,771)	(b)	639,960
Prepaid expenses and other	55,852	41,100	3,918	(c)	—		100,870	(2,117)	(b)	98,753

Total current assets	$480,495	$776,000	$(2,848,803)		$2,811,180		$1,218,872	$(35,116)		$1,183,756
Property, plant and equipment, net	104,995	270,700	108,762	(d)	—		484,457	(10,268)	(b)	474,189
Goodwill	731,218	133,197	729,204	(e)	—		1,593,619	(68,630)	(b)	1,524,989
Other intangibles, net	352,749	222,700	1,157,300	(f)	—		1,732,749	—		1,732,749
Marketable securities	10,443	—	—		—		10,443	—		10,443
Deferred taxes on income	6,665	—	—		—		6,665	—		6,665
Other assets	83,287	68,600	—		7,680	(b)	159,567	(1,018)	(b)	158,549

Total assets	$1,769,852	$1,471,197	$(853,537)		$2,818,860		$5,206,372	$(115,032)		$5,091,340

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	96,036	100,100	—		—		196,136	(8,253)	(b)	187,883
Accrued liabilities	119,085	123,200	—		—		242,285	(2,216)	(b)	240,069
Current portion of long-term debt and finance lease obligations	50,810	10,000	(10,000)	(g)	(50,000)	(c)	810	(204)	(b)	606

Total current liabilities	$265,931	$233,300	$(10,000)		$(50,000)		$439,231	$(10,673)		$428,558
Term loan, AR securitization facility and finance lease obligations	408,467	960,100	(960,100)	(g)	2,116,834	(d)	2,525,301	(160,000)	(a)	2,365,301
Other non-current liabilities	180,866	128,400	281,926	(h)	—		591,192	—		591,192

Total liabilities	$855,264	$1,321,800	$(688,174)		$2,066,834		$3,555,724	$(170,673)		$3,385,051

Equity:
Shareholders’ equity:
Voting common stock	287	135,300	(135,300)	(i)	—		287	—		287
Treasury stock	(11,000)	(12,300)	12,300	(i)	—		(11,000)	—		(11,000)
Redeemable convertible preferred stock	—	—	—		788,000	(e)	788,000	—		788,000
Additional paid-in capital	535,592	734,600	(734,600)	(i)	—		535,592	—		535,592
Retained earnings	382,842	(637,103)	608,937	(i)	(35,974)	(f)	318,702	55,641	(a)	374,343
Accumulated other comprehensive loss	6,867	(83,300)	83,300	(i)	—		6,867	—		6,867
Noncontrolling interest	—	12,200	—	(i)	—		12,200	—		12,200

Total shareholders’ equity	$914,588	$149,397	$(165,363)		$752,026		$1,650,648	$55,641		$1,706,289

Total liabilities and shareholders’ equity	$1,769,852	$1,471,197	$(853,537)		$2,818,860		$5,206,372	$(115,032)		$5,091,340

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended September 30, 2025

($ in 000’s, except per share data)

	Columbus McKinnon Corporation (Historical)	Kito Crosby as reclassified (Note 2)	Kito Crosby Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Columbus McKinnon Corporation Adjusted for Kito Crosby Acquisition	Divestiture Adjustments	Note 6	Pro Forma Combined
Net sales	$496,967	$560,200	$—		$—		$1,057,167	$(67,190)	(c)	$989,977
Cost of products sold	329,585	351,004	9,972	(j)	—		690,561	(38,351)	(c)	652,210

Gross profit	$167,382	$209,196	$(9,972)		$—		$366,606	$(28,839)		$337,767

Selling expenses	57,653	51,532	—		—		109,185	(6,030)	(c)	103,155
General and administrative expenses	67,129	67,713	—		—		134,842	(1,499)	(c)	133,343
Research and development expenses	9,602	8,251	—		—		17,853	(584)	(c)	17,269
Amortization of intangibles	15,318	9,939	52,094	(l)	—		77,351	—		77,351

Income (loss) from operations	$17,680	$71,761	$(62,066)		$—		$27,375	$(20,726)		$6,649
Interest and debt expense	17,445	33,100	(33,100)	(m)	78,423	(g)	95,868	(5,736)	(e)	90,132
Investment (income) loss	(1,570)	(700)	—		—		(2,270)	—		(2,270)
Foreign currency exchange (gain) loss, net	412	—	—		—		412	—		412
Other (income) expense, net	(118)	800	—		—		682	—		682

Income (loss) before taxes	$1,511	$38,561	$(28,966)		$(78,423)		$(67,317)	$(14,990)		$(82,307)
Income tax expense (benefit)	(1,186)	12,200	3,645	(n)	(19,606)	(i)	(4,947)	(3,748)	(g)	(8,695)

Net income (loss)	$2,697	$26,361	$(32,611)		$(58,817)		$(62,370)	$(11,242)		$(73,612)
Net income attributable to noncontrolling interests	—	700	—		—		700	—		700

Net Income (loss) attributable to common shareholders	$2,697	$25,661	$(32,611)		$(58,817)		$(63,070)	$(11,242)		$(74,312)

Earnings Per Share Attributable to Common Shareholders
Basic income (loss) per share	0.09									(3.57)
Diluted income (loss) per share	0.09									(3.56)
Weighted Average Number of Shares Outstanding
Basic	28,692									28,692
Diluted	28,841									28,841

See the accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended March 31, 2025

($ in 000’s, except per share data)

	Columbus McKinnon Corporation (Historical)	Kito Crosby as reclassified (Note 2)	Kito Crosby Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Columbus McKinnon Corporation Adjusted for Kito Crosby Acquisition	Divestiture Adjustments	Note 6	Pro Forma Combined
Net sales	$963,027	$1,083,300	$—		$—		$2,046,327	$(135,455)	(c)	$1,910,872
Cost of products sold	637,347	669,470	97,738	(j)	—		1,404,555	(75,019)	(c)	1,329,536

Gross profit	$325,680	$413,830	$(97,738)		$—		$641,772	$(60,436)		$581,336

Selling expenses	110,043	79,342	—		—		189,385	(4,955)	(c)	184,430
General and administrative expenses	107,249	157,459	35,558	(k)	—		300,266	3,601	(c), (d)	303,867
Research and development expenses	23,869	14,229	—		—		38,098	—		38,098
Amortization of intangibles	29,946	18,100	105,967	(l)	—		154,013	—		154,013

Income (loss) from operations	$54,573	$144,700	$(239,263)		$—		$(39,990)	$(59,082)		$(99,072)
Interest and debt expense	32,426	87,500	(87,500)	(m)	191,163	(g)	223,589	(11,472)	(e)	212,117
Investment (income) loss	(1,302)	—	—		—		(1,302)	—		(1,302)
Foreign currency exchange loss (gain), net	3,179	—	—		—		3,179	—		3,179
Other (income) expense, net	25,775	(300)	—		4,739	(h)	30,214	(105,641)	(f)	(75,427)

Income (loss) before taxes	$(5,505)	$57,500	$(151,763)		$(195,902)		$(295,670)	$58,031		$(237,639)
Income tax expense (benefit)	(367)	24,600	(9,047)	(n)	(48,976)	(i)	(33,790)	33,608	(g)	(182)

Net income (loss)	$(5,138)	$32,900	$(142,716)		$(146,926)		$(261,880)	$24,423		$(237,457)
Net income attributable to noncontrolling interests	—	900	—		—		900	—		900

Net Income (loss) attributable to common shareholders	$(5,138)	$32,000	$(142,716)		$(146,926)		$(262,780)	$24,423		$(238,357)

Earnings Per Share Attributable to Common Shareholders
Basic income (loss) per share	(0.18)									(10.29)
Diluted income (loss) per share	(0.18)									(10.29)
Weighted Average Number of Shares Outstanding
Basic	28,738									28,738
Diluted	28,738									28,738

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X

The Company’s audited historical financial statements and Kito Crosby’s unaudited historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2—Presentation of Kito Crosby – Reclassification Adjustments, certain reclassifications were made to align the Company and Kito Crosby’s financial statement presentation. The Company is currently in the process of evaluating Kito Crosby’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Kito Crosby’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC Topic 805, with Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Kito Crosby. Under ASC Topic 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of aggregate purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The Company intends to finalize valuations upon completion of the Kito Crosby Acquisition and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the close of the Kito Crosby Acquisition. The assets and liabilities of Kito Crosby have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the Company’s future results of operations and financial position.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 is presented as if the Transactions had occurred on September 30, 2025 and combines the historical unaudited condensed consolidated balance sheet of the Company as of September 30, 2025 with the historical unaudited condensed consolidated balance sheet of Kito Crosby as of September 30, 2025, and reflects pro forma adjustments to remove the historical assets and liabilities of the Divestiture Business from the Company’s financial position. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 and twelve months ended March 31, 2025 has been prepared as if the Transactions had occurred on April 1, 2024. The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 combines the Company’s historical unaudited condensed consolidated statement of operations for the six months ended September 30, 2025 with Kito Crosby’s historical unaudited condensed consolidated combined statement of operations for the six months ended September 30, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 combines the Company’s historical audited consolidated statement of operations for the fiscal year ended March 31, 2025 with Kito Crosby’s historical unaudited consolidated combined statement of operations for the twelve months ended March 31, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results.

The Company’s fiscal year ends on March 31st, while Kito Crosby’s fiscal year ends on December 31st. As the Company’s fiscal year end differs by one quarter from Kito Crosby’s fiscal year end, the unaudited pro forma condensed combined statement of operations presented herein has been prepared using the differing fiscal periods as follows:

•

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 presented herein combines (i) the Company’s historical unaudited results for the six months ended September 30, 2025, (ii) Kito Crosby’s historical results for the six months ended September 30, 2025, calculated as the nine months ended September 30, 2025 less the three months ended March 31, 2025, and (iii) pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results.

•

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 presented herein combines (i) the Company’s historical audited results for the fiscal year ended March 31, 2025, (ii) Kito Crosby’s historical results for the twelve months ended March 31, 2025, calculated as its year ended December 31, 2024 plus the three months ended March 31, 2025, less the three months ended March 31, 2024 and (iii) pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025 presented herein reflects a combination of the Company’s financial position as of September 30, 2025 with Kito Crosby’s financial position as of September 30, 2025, and reflects pro forma adjustments to remove the historical assets and liabilities of the Divestiture Business from the Company’s financial position.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from (i) the Kito Crosby Acquisition or any acquisition or integration costs that may be incurred or (ii) the Divestiture or any disposal or separation costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company is not aware of any material transactions between the Company and Kito Crosby during the period presented. Accordingly, adjustments to eliminate transactions between the Company and Kito Crosby have not been reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Presentation of Kito Crosby – Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Kito Crosby’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Kito Crosby’s financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Kito Crosby’s historical unaudited financial statement presentation to the Company’s audited financial statement presentation.

A.	Refer to the table below for a summary of reclassification adjustments made to present Kito Crosby’s balance sheet as of September 30, 2025 to conform with that of the Company’s:

(in 000’s)
Columbus McKinnon Balance Sheet Line Items	Kito Crosby Historical Balance Sheet Line Items	Kito Crosby As of September 30, 2025	Reclassification	Kito Crosby Reclassed As of September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$177,300	$—	$177,300
Trade accounts receivable, less allowance for doubtful accounts	Accounts receivable	191,000	—	191,000
Inventories	Inventories, net	366,600	—	366,600
Prepaid expenses and other	Prepaid expenses and other current assets	16,700	24,400	41,100
	Income taxes receivable	24,400	(24,400)	—

Total current assets		$776,000	$—	$776,000
Property, plant and equipment, net	Property, plant and equipment, net	270,700	—	270,700
Goodwill	Goodwill, net	133,197	—	133,197
Other intangibles, net	Other intangible assets, net	222,700	—	222,700
Marketable securities		—	—	—
Deferred taxes on income		—	—	—
Other assets	Other non-current assets	68,600	—	68,600

Total assets		$1,471,197	$—	$1,471,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	Accounts payable	$100,100	$—	$100,100
Accrued liabilities	Accrued expenses and other current liabilities	123,200	—	123,200
Current portion of long-term debt and finance lease obligations	Current portion of long-term debt	10,000	—	10,000

Total current liabilities		$233,300	$—	$233,300
Term loan, AR securitization facility and finance lease obligations	Long-term debt	960,100	—	960,100
Other non-current liabilities	Other non-current liabilities	48,100	80,300	128,400
	Retirement benefit obligations	26,000	(26,000)	—
	Deferred income tax liabilities, net	54,300	(54,300)	—

Total liabilities		$1,321,800	$—	$1,321,800

Shareholders’ equity:
Voting common stock	Common stock	1,700	133,600	135,300
	Deferred shares	133,600	(133,600)	—
Treasury stock	Treasury stock, at cost	(12,300)	—	(12,300)
Redeemable convertible preferred stock		—	—	—
Additional paid-in capital	Additional paid-in capital	734,600	—	734,600
Retained earnings	Accumulated deficit	(637,103)	—	(637,103)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(83,300)	—	(83,300)
Noncontrolling interest	Noncontrolling interest	12,200	—	12,200

Total shareholders’ equity		$149,397	$—	$149,397

Total liabilities and shareholders’ equity		$1,471,197	$—	$1,471,197

B.	Refer to the table below for a summary of adjustments made to present Kito Crosby’s statement of operations for six months ended September 30, 2025 to conform with that of the Company’s:

(in 000’s)
Columbus McKinnon Corporation Income Statement Line Items	Kito Crosby Historical Income Statement Line Items	Kito Crosby Six Months Ended of September 30, 2025	Reclassification	Kito Crosby Reclassed Six Months Ended September 30, 2025
Net sales	Net sales	$560,200	$—	$560,200
Cost of products sold	Cost of sales	345,100	5,904	351,004

Gross profit		$215,100	$(5,904)	$209,196

Selling expenses		—	51,532	51,532
General and administrative expenses		—	67,713	67,713
Research and development expenses		—	8,251	8,251
	Selling, distribution and administrative expenses	133,400	(133,400)	—
Amortization of intangibles	Amortization of intangible assets	9,939	—	9,939

Income (loss) from operations		$71,761	$—	$71,761
Interest and debt expense	Interest expense, net	33,100	—	33,100
Investment (income) loss		—	(700)	(700)
	Unrealized gain on derivative	(200)	200	—
	Realized gain on derivative	(500)	500	—
Foreign currency exchange loss (gain), net		—	—	—
Other (income) expense, net	Other income expense	800	—	800

Income (loss) before taxes		$38,561	$—	$38,561
Income tax expense (benefit)	Income tax expense	12,200	—	12,200
	New market tax credit extinguishment	—	—	—

Net income (loss)		$26,361	$—	$26,361
Net income attributable to noncontrolling interests	Net income attributable to noncontrolling interest	700	—	700

Net income (loss) attributable to common shareholders		$25,661	$—	$25,661

C.	Refer to the table below for a summary of adjustments made to present Kito Crosby’s statement of operations for the twelve months ended March 31, 2025 to conform with that of the Company’s:

(in 000’s)
Columbus McKinnon Income Statement Line Items	Kito Crosby Historical Income Statement Line Items	Kito Crosby Twelve Months Ended March 31, 2025	Reclassification	Kito Crosby Reclassed Twelve Months Ended March 31, 2025
Net sales	Net sales	$1,083,300	$—	$1,083,300
Cost of products sold	Cost of sales	662,400	7,070	669,470

Gross profit		$420,900	$(7,070)	$413,830

Selling expenses		—	79,342	79,342
General and administrative expenses		—	157,459	157,459
Research and development expenses		—	14,229	14,229
	Selling, distribution and administrative expenses	258,100	(258,100)	—
Amortization of intangibles	Amortization of intangible assets	18,100	—	18,100

Income (loss) from operations		$144,700	$—	$144,700
Interest and debt expense	Interest expense, net	87,500	—	87,500
Investment (income) loss (1)		—	—	—
	Unrealized gain on derivative	4,200	(4,200)	—
	Realized gain on derivative	(4,200)	4,200	—
Foreign currency exchange loss (gain), net		—	—	—
Other (income) expense, net	Other income expense	(300)	—	(300)

Income (loss) before taxes		$57,500	$—	$57,500
Income tax expense (benefit)	Income tax expense	34,500	(9,900)	24,600
	New market tax credit extinguishment	(9,900)	9,900	—

Net income (loss)		$32,900	$—	$32,900
Net income attributable to noncontrolling interests	Net income attributable to noncontrolling interest	900	—	900

Net income (loss) attributable to common shareholders		$32,000	$—	$32,000

(1)

Kito Crosby Unrealized gain on derivative and Realized gain on derivative income statement line items are both reclassified to Investment (income) loss. Given the amounts offset, the resulting reclassified amount is presented as zero.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Acquisition Consideration

The base purchase price for the Kito Crosby Acquisition of $2.7 billion is on a cash-free, debt-free basis, subject to customary closing adjustments and transaction-related payments (these include legal, accounting, and advisory fees incurred by Kito Crosby and paid by the Company at closing).

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Base purchase price	$2,700,000
Plus: Purchase price adjustments (1)	16,200
Plus: Transaction expenses paid on behalf of Kito Crosby	1,457

Total purchase consideration	$2,717,657

(1)

Purchase price adjustments estimate the contractual adjustments for the Kito Crosby Acquisition based on information available (e.g., Kito Crosby tax attributes paid and pension obligation credits received).

Estimated Preliminary Purchase Price Allocation

The table below represents an estimated preliminary purchase price allocation based on estimates, assumptions, valuations, and other analyses based on Kito Crosby’s balance sheet as of September 30, 2025. The total preliminary estimated purchase consideration is allocated to the tangible and intangible assets and liabilities of Kito Crosby based on their estimated fair values as if the Kito Crosby Acquisition had occurred on September 30, 2025, which is the assumed Kito Crosby Acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. Other than the items specifically noted below, Kito Crosby’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Based on the information available at the time of preparation of this unaudited pro forma condensed combined financial information, the Company believes that these carrying values approximate fair values. The Company has not completed the final allocation of the purchase price for the Kito Crosby Acquisition. Therefore, the acquired assets and liabilities are reflected at their preliminary estimated fair values with the excess consideration recorded as goodwill. The final valuation could result in a material difference from the amounts shown.

The following table summarizes the preliminary purchase price as if the Kito Crosby Acquisition occurred on September 30, 2025.

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Total Consideration Paid	$2,717,657
Book value of net assets acquired at September 30, 2025	149,397
Adjusted for:
Elimination of Kito Crosby cash and cash equivalents	(177,300)
Elimination of existing goodwill & intangible assets	(355,897)
Repayment of Kito Crosby debt, net of unamortized debt issuance costs	970,100

Adjusted book value of net assets acquired	$586,300
Adjustments to:
Inventories	77,794
Property, plant and equipment, net	108,762
Other intangibles, net	1,380,000
Other non-current liabilities	(285,400)

Net assets acquired (excluding goodwill)	$1,867,456

Kito Crosby noncontrolling interest	(12,200)
Goodwill	862,401

Reconciliation to consideration transferred	$2,717,657

Note 4 – Transaction Accounting Acquisition Adjustments

Pro Forma Transaction Accounting Acquisition Adjustments to the unaudited pro forma condensed combined balance sheet

(a) The pro forma adjustment to Cash and cash equivalents consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Acquisition of Kito Crosby inclusive of estimated purchase price adjustments	$(2,716,200)
Removal of Kito Crosby cash and cash equivalents	(177,300)
Company transaction costs	(35,558)
Kito Crosby transaction costs paid by Company	(1,457)

Pro forma adjustment to Cash and cash equivalents	$(2,930,515)

(b) Represents an adjustment of $77,794 to increase the carrying value of Inventories to their estimated fair value as of the Kito Crosby Acquisition date.

(c) Represents an adjustment of $3,918 to increase Prepaid expenses and other to establish an income tax receivable associated with Company transaction costs.

(d) Represents an adjustment of $108,762 to increase the carrying value of Property, plant and equipment, net to its estimated fair value as of the Kito Crosby Acquisition date.

The following table displays the expected useful lives of material property, plant, and equipment acquired in the Kito Crosby Acquisition.

Estimated Useful Life (in years)
Site improvements	20 - 40
Buildings & improvements	20 - 40
Machinery & equipment	5
Computer software	4
Furniture, fixtures & equipment	5 - 20
Transportation equipment	3
Tooling	5
Computer & networking equipment	4

(e) The pro forma adjustment to Goodwill consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Goodwill resulting from the Kito Crosby Acquisition	$862,401
Elimination of Kito Crosby’s historical goodwill	(133,197)

Pro forma adjustment to Goodwill	$729,204

(f) The pro forma adjustment to Other intangibles, net consists of the following:

(in 000’s)	Amount	Estimated Useful Life (in years)
Pro forma transaction accounting acquisition adjustments:
Fair value of customer relationships	$1,092,900	11
Fair value of trade names	287,100	9 - 13
Elimination of Kito Crosby’s historical intangibles	(222,700)

Pro forma adjustment to Other intangibles, net	$1,157,300

(g) Represents adjustments of $(960,100) and $(10,000) to eliminate the historical Kito Crosby long-term and short-term debt balances, respectively, including any related unamortized debt issuance costs. The adjustments reflect the repayment of Kito Crosby debt obligations by the Company at the closing of the Kito Crosby Acquisition, as set forth in the Stock Purchase Agreement.

(h) The pro forma transaction adjustments to Other non-current liabilities consist of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Deferred tax liabilities from the Kito Crosby Acquisition	$285,400
Deferred tax liabilities from Company transaction costs	(3,474)

Pro forma adjustment to Other non-current liabilities	$281,926

(i) The pro forma adjustments to Shareholders’ equity consist of the following:

(in 000’s)	Common stock	Treasury stock	Additional paid-in-capital	Retained earnings	Accumulated other comprehensive loss
Pro forma transaction accounting acquisition adjustments:
Elimination of Kito Crosby’s historical equity	$(135,300)	12,300	(734,600)	637,103	83,300
Company transaction costs, net of tax	—	—	—	(28,166)	—

Pro forma adjustment to Shareholders’ Equity	$(135,300)	12,300	(734,600)	608,937	83,300

Pro Forma Transaction Accounting Acquisition Adjustments to the unaudited pro forma condensed combined statement of operations

(j) The pro forma adjustment to Cost of products sold consists of the following:

(in 000’s)	Six Months ended September 30, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting acquisition adjustments:
Fair-value step up of acquired inventory (1)	$—	$77,794
Incremental depreciation on acquired property, plant, and equipment, net	9,972	19,944

Pro forma adjustment to Cost of products sold	$9,972	$97,738

(1)	These costs are nonrecurring in nature and not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the closing of the Transactions.

(k) The pro forma adjustment to General and administrative expenses consists of the following:

(in 000’s)	Six Months ended September 30, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting acquisition adjustments:
Company transaction costs	$—	$35,558

Pro forma adjustment to General and administrative expenses	$—	$35,558

(l) The pro forma adjustment to Amortization of intangibles consists of the following:

(in 000’s)	Six Months ended September 30, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting acquisition adjustments:
Pro forma amortization expense on acquired customer relationships	$49,677	$99,355
Pro forma amortization expense on acquired trade names	12,356	24,712
Removal of historical amortization of intangibles	$(9,939)	$(18,100)

Pro forma adjustment to Amortization of intangibles	52,094	105,967

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $6,203 for six months ended September 30, 2025 and $12,407 for the twelve months ended March 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Kito Crosby Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(m) Represents an adjustment of $(33,100) and $(87,500) for the six months ended September 30, 2025 and twelve months ended March 31, 2025, respectively, to Interest and debt expense to eliminate historical Kito Crosby interest expense and amortization of debt issuance costs associated with the debt repaid by the Company as of the Kito Crosby Acquisition date.

(n) Reflects the income tax effect of the pro forma transaction accounting acquisition adjustments calculated using a weighted average statutory rate of 25%.

Note 5 – Transaction Accounting Financing Adjustments

Pro Forma Transaction Accounting Financing Adjustments to the unaudited pro forma condensed combined balance sheet

(a) The pro forma adjustment to Cash and cash equivalents consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Inflows:
Cash received from Term Loan B Facility	$1,650,000
Cash received from High-Yield Notes	900,000
Cash received from issuance of Preferred Shares	800,000

Total inflows	$3,350,000
Outflows:
Cash paid to extinguish Company debt	$(450,195)
Debt issuance costs and financing fees for Term Loan B Facility and High Yield Notes and discount on Term Loan B Facility	(76,625)
Cash paid for Preferred Shares issuance costs	(12,000)

Total outflows	$(538,820)

Pro forma adjustment to Cash and cash equivalents	$2,811,180

(b) The pro forma adjustment to Other assets consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Upfront Revolving Credit Facility fees	$8,750
Extinguishment of existing revolving credit facility	(1,070)

Pro forma adjustment to Other assets	$7,680

(c) Represents an adjustment of $(50,000) to Current portion of long-term debt and finance lease obligations to extinguish historical Company debt as of the Kito Crosby Acquisition date. The outstanding debt balance is expected to be repaid in full at closing and replaced by the new Term Loan B Facility and High-Yield Notes. The existing capital lease obligations are not affected by this repayment.

(d) The pro forma adjustment to Term loan, AR securitization facility and finance lease obligations consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Issuance of Term Loan B Facility	$1,650,000
Issuance of High-Yield Notes	900,000
Less: Debt issuance costs and financing fees for the Term Loan B Facility and High-Yield Notes and discount on Term Loan B Facility	(36,000)
Extinguishment of Company long-term debt	(397,166)

Pro forma adjustment to Term loan, AR securitization facility and finance lease obligations	$2,116,834

(e) The pro forma adjustment to Redeemable convertible preferred stock consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Issuance of Preferred Shares	$800,000
Less: Issuance costs	(12,000)

Pro forma adjustment to Redeemable convertible preferred stock	$788,000

(f) The pro forma adjustment to Retained earnings consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Bridge Facility fees	$(31,875)
Extinguishment of existing Company long-term debt (1)	(3,029)
Extinguishment of existing Company revolving credit facility (1)	(1,070)

Pro forma adjustment to Retained earnings	$(35,974)

(1)	Reflects the unamortized deferred financing fees associated with the repaid Company term loan and terminated revolving credit facility.

Pro Forma Transaction Accounting Financing Adjustments to the unaudited pro forma condensed combined statement of operations

(g) The pro forma adjustment to Interest and debt expense consists of the following:

(in 000’s)	Six Months ended September 30, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting financing adjustments:
Interest expense and fees on new debt commitments (1)	$93,786	$187,573
Bridge Facility upfront fees	—	31,875
Amortization of Revolving Credit Facility fees	875	1,750
Eliminate interest expense and fees on the replaced financing	(16,238)	(30,035)

Pro forma adjustment to Interest and debt expense	$78,423	$191,163

(1)	For purposes of this pro forma adjustment, the weighted-average interest rate used for the incremental long-term debt was 7.15%.

(h) Represents an adjustment of $4,739 to Other (income) expense, net to reflect a loss on extinguishment of the Company’s historical term loan and revolving credit facility for the twelve months ended March 31, 2025. The loss represents the write-off of unamortized deferred financing fees associated with repaid term loan and the terminated revolving credit facility.

(i) Reflects the income tax effect of the pro forma transaction accounting financing adjustments calculated using a weighted average statutory rate of 25% for the six months ended September 30, 2025 and for the twelve months ended March 31, 2025.

Note 6 – Divestiture Adjustments

Pro Forma Divestiture Adjustments to the unaudited pro forma condensed combined balance sheet

(a) Reflects the receipt of $210,000 of gross cash proceeds from the Divestiture. Of this amount, $160,000 is used to repay a portion of the Term Loan B Facility, including all accrued interest through such date of repayment, $45,000 is used to pay taxes on the sale, and $5,000 is used for transaction costs, resulting in no net change to cash and cash equivalents. No adjustment has been made to the sale proceeds from the Divestiture to give effect to any potential post-closing adjustments under the terms of the equity purchase agreement for the Divestiture. For pro forma presentation purposes, a corresponding entry of $55,641 is recorded as an adjustment to retained earnings to reflect the excess of net proceeds over the carrying amount of net assets divested in the Divestiture, offset by the related tax expense and transaction costs.

(b) Represents the elimination of assets and liabilities related to the Divestiture Business.

The allocation of goodwill to the Divestiture has been made on a relative fair value basis and has not been finalized, is subject to change, and could vary materially from the pro forma amounts presented herein. The pro forma adjustment is based on estimates and certain preliminary information and has been made solely for the purpose of providing the pro forma unaudited financial statements presented above. Final valuations will be performed as of the closing date of the Divestiture and changes to the relative fair values of relevant balance sheet amounts will result in adjustments to the goodwill allocation, and those adjustments may be material.

Pro Forma Divestiture Adjustments to the unaudited pro forma condensed combined statement of operations

(c) Represents the elimination of pre-tax historical net sales, cost of products sold, and other expenses related to the Divestiture Business within the unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2025 and for the twelve months ended March 31, 2025.

(d) Reflects the increase in General and administrative expenses of $5,000 for the estimated Divestiture transaction costs for the twelve months ended March 31, 2025.

(e) Reflects the decrease in Interest and debt expense of $5,736 and $11,472 of the Company associated with the repaid long-term debt for the six months ended September 30, 2025 and for the twelve months ended March 31, 2025, respectively.

(f) Reflects a $105,641 pre-tax gain of sale from the Divestiture Business for the twelve months ended March 31, 2025. This is a non-recurring item. The actual gain recorded upon transaction close may be subject to change and will be based on amounts at the close date.

(g) Reflects the income tax effect of the pro forma Divestiture adjustments calculated using a weighted average statutory tax rate of 25% for the six months ended September 30, 2025 and for the twelve months ended March 31, 2025.

Note 7 – Pro Forma Loss Per Share

Pro forma loss per share consists of the following:

(in 000’s)	Six Months ended September 30, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting financing adjustments:
Pro forma net income (loss) attributable to controlling interests	$(74,312)	$(238,538)
Dividends on Preferred Shares	(28,245)	(57,487)

Pro Forma net income (loss) available to common shareholders	$(102,557)	$(295,845)
Pro forma basic loss per share
Historical average basic shares outstanding	28,692	28,738

Pro forma basic loss per share	$(3.57)	$(10.29)

Pro forma diluted loss per share
Historical average basic shares outstanding	28,841	28,738

Pro forma diluted loss per share	$(3.56)	$(10.29)